UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

TIDEWATER INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6311	72-0487776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 470-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in a Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

On March 15, 2021, with the approval of the Audit Committee (the “Committee”) of the Board of Directors of Tidewater Inc. (the “Company”), the Company notified Deloitte & Touche LLP (“Deloitte”) of its dismissal as the Company’s independent registered public accounting firm.

The reports of Deloitte on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and through March 15, 2021, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their reports. There were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2020 and 2019 and the interim period through March 15, 2021.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in Item 4.01(a). A copy of Deloitte’s letter, dated March 18, 2021, is filed as Exhibit 16 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm.

On March 15, 2021, the Committee recommended the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm commencing with the quarter ending March 31, 2021 and for the fiscal year ending December 31, 2021, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter. As of March 16, 2021, PwC completed its standard client acceptance procedures. On March 17, 2021, the Committee engaged PwC as the Company’s independent registered public accounting firm.

In connection with the Company’s appointment of PwC as the Company’s independent registered public accounting firm, the Company has not consulted with PwC on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16	Letter to the Securities and Exchange Commission from Deloitte & Touche LLP dated March 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC

Date: March 18, 2021	By:	/s/ Samuel R. Rubio
Samuel R. Rubio
Executive Vice President & Chief Financial Officer